OPPENHEIMER CHAMPION INCOME FUND
NSAR Exhibit 77C

SPECIAL SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of Oppenheimer Champion Income Fund (the “Fund”) was held at which the twelve Trustees identified below were elected (Proposal No. 1) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) was approved as described in the Fund’s proxy statement dated December 16, 2011 (Proxy Statement).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

William L Armstrong                                           196,849,617                                3,709,188
Edward L. Cameron                                           196,855,578                                3,703,227
Jon S. Fossel                                           196,732,666                                3,826,139
Sam Freedman                                           196,682,530                                3,876,274
Richard F. Grabish                                           196,929,060                                3,629,745
Beverly L. Hamilton                                           196,886,384                                3,672,420
Robert J. Malone                                           196,817,206                                3,741,599
F. William Marshall, Jr.                                           196,952,301                                3,606,503
Victoria J. Herget                                           197,134,460                                3,424,345
Karen L. Stuckey                                           197,465,777                                3,093,027
James D. Vaughn                                           197,332,682                                3,226,122
William F. Glavin, Jr.                                           197,293,787                                3,265,018

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain                                Broker Non Vote
135,012,802                              3,959,832                                2,521,286                                59,064,884
On March 7, 2012, following adjournment from the February 29, 2012 meeting, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2) were approved as described in the Proxy Statement.  The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote
134,004,761                              5,177,311                                2,732,211                                52,533,518

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
134,094,618                              4,861,975                                2,957,688                                52,533,518

2c:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain                                Broker Non Vote
133,792,958                              5,292,924                                2,828,400                                52,533,518

2e-1:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
134,186,605                              4,967,251                                2,760,427                                52,533,518

2g-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
134,316,041                              4,544,933                                3,053,307                                52,533,518

2g-2:  Proposal to remove the additional fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
133,741,948                              4,976,095                                3,196,241                                52,533,518

2h:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote
134,219,644                              4,871,303                                2,823,333                                52,533,518

2i:  Proposal to revise fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
134,464,409                              4,617,998                                2,831,874                                52,533,518

2o:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain                                Broker Non Vote
132,347,254                              6,729,659                                2,837,370                                52,533,518

2p:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain                                Broker Non Vote
133,974,791                              4,924,678                                3,014,812                                52,533,518